Exhibit D

                    FORM OF STANDBY AGREEMENT

          THIS STANDBY AGREEMENT (the "Agreement") is entered into as of ______________, 1996, by and between Ivaco Inc., a Canadian corporation ("Ivaco"), and Laclede Steel Company, a
Delaware corporation (the "Company").

                            RECITALS

          A. The Company proposes to issue (the "Rights Offering"), upon the terms and subject to the conditions set forth in the Prospectus (as hereinafter defined), rights (the "Rights") to purchase 647,369 shares of its Series A Preferred Stock, no par value per share (the "Series A Preferred Stock"), exercisable at $15.00 per share and evidenced by transferable certificates (the "Rights Certificates"). The Rights and the Series A Preferred Stock issuable and issued upon exercise thereof are hereinafter sometimes collectively referred to as the "Securities."

          B. The Securities are described in the Prospectus referred to below. Ivaco desires to purchase from the Company that number of shares of Series A Preferred Stock, not to exceed 83,333 shares, at a price of $15.00 per share, or an aggregate purchase price of $1,249,995, to the extent that the Company receives subscriptions for less than 316,667 shares, or $4,750,000, of Series A Preferred Stock.

          C. The sale of the Series A Preferred Stock contemplated hereby has been approved by the stockholders of the Company.

          D. This Agreement shall be executed immediately prior to the effectiveness of the Registration Statement filing with the Securities and Exchange Commission in connection with the Rights Offering.

          NOW, THEREFORE, in consideration of the recitals and the mutual covenants, representations, warranties, conditions, and agreement hereinafter expressed, the parties agree as follows:

                            ARTICLE I

   STANDBY COMMITMENT FOR PURCHASE AND SALE OF SERIES A SHARES

               1.1. Purchase and Sale of Series A Shares.
Subject to the terms and conditions herein set forth, if the number of shares of Series A Preferred Stock subscribed for in the Rights Offering is less than 316,667, Ivaco agrees to purchase and the Company agrees to sell at the price of $15.00 per share, a number of shares of Series A Preferred Stock (the "Series A Shares") equal to the difference, if positive, between
(i) 316,667 and (ii) the number of shares of Series A Preferred Stock subscribed for in the Rights Offering; provided, however, that the number of Series A Shares to which Ivaco shall be required to subscribe shall not exceed the difference between (i) 83,333 and (ii) the number of shares of Series A Preferred Stock subscribed for by Ivaco in the Rights Offering.

               1.2  Payment and Delivery.  Subject to the
provisions of this Agreement, payment for and delivery of the Series A Shares shall be made in accordance with the terms and conditions of the Rights Offering, as set forth in the Prospectus. Promptly upon completion of the Rights Offering the Company shall give Ivaco notice (the "Completion Notice"), in accordance with the provisions of Section 7.1 hereof, of the number of shares of Series A Preferred Stock which were sold in the Rights Offering and the number of shares of Series A Preferred Stock which Ivaco is required to purchase pursuant to this Agreement. Ivaco shall purchase such shares of Series A Preferred Stock pursuant to this Agreement within ten (10) days of receipt by Ivaco of the Completion Notice.

               1.3. Registration Statement and Prospectus; Public Offering. On August __, 1996, the Company filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations adopted by the Commission under it (the "Rules"), a registration statement, including a preliminary prospectus (the "Prospectus"), relating to the Securities. The Company will use its best efforts to permit such registration statement to become effective. The registration statement as amended at the time it becomes effective (the "Effective Date"), including financial statements and all exhibits, is called the "Registration Statement."

               1.4. Termination of Obligation of Ivaco. Upon the purchase by Ivaco of the number of shares of Series A Preferred Stock required to be purchased by Ivaco pursuant to Section 1 hereof, Ivaco shall have no further obligation to purchase shares of Series A Preferred Stock either under this Agreement or in the Rights Offering.

                           ARTICLE II

                 REPRESENTATIONS AND WARRANTIES

               2.1  Representations and Warranties of the
Company. The Company represents and warrants to and agrees with Ivaco that:

                    (a)  On the Effective Date and the date the
Prospectus is first filed (if required) with the Commission pursuant to Rule 424(b) and, if the Prospectus is not filed pursuant to Rule 424(b) of the Rules, on the date of any filing pursuant to Rule 424(b) of the Rules, when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date, the Registration Statement, the Prospectus and any such amendment or supplement will comply in all material respects, with the requirements of the Securities Act and the Rules, and no part of the Registration Statement, the Prospectus or any such amendment or supplement will include any untrue statement of a material fact or omit to state a material fact required to be stated in it or necessary to make the statements in it not misleading; except that this representation does not apply to statements or omissions made in reliance on and in conformity with information relating to Ivaco furnished in writing to the Company by Ivaco expressly for use in the Registration Statement, Prospectus, amendment or supplement.

                    (b)  The holders of outstanding shares of
capital stock of the Company and warrants, options or other securities to purchase shares of capital stock of the Company are not entitled to any preemptive rights to subscribe for the Series A Shares.

                    (c)  The Company is a corporation duly
organized and validly existing, is in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as described in the Prospectus. The Company is duly qualified as a foreign corporation and is in good standing in all other jurisdictions in which such qualification is required; provided however, that the Company need not be qualified in a jurisdiction in which its failure to qualify would not have a material adverse effect on its operations or financial condition.

                    (d) The Company has full corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

                    (e) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                    (f)  The Company has a duly authorized and
outstanding capitalization as set forth in the Prospectus and the Securities conform to the description thereof contained therein and such description conforms with the rights set forth in the instruments defining the same.

                    (g)  The financial statements and schedules
filed with and as part of the Registration Statement present fairly the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the periods covered thereby, all in conformity with generally accepted principles of accounting applied on a consistent basis throughout the entire period involved and from period to period. Since the respective dates of such financial statements there has been no material adverse change in the condition or general affairs of the Company, financial or otherwise, other than as referred to in the Prospectus.

                    (h)  Since the quarterly report on Form 10-Q
for the quarter ended March 31, 1996, there has been no material adverse change in the condition or general affairs, business, operations, assets or properties of the Company and its subsidiaries, financial or otherwise, other than as referred to in the Prospectus.

                    (i)  The Rights and Series A Preferred Stock
issuable upon exercise of the Rights have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable and the holders thereof will not be subject to personal liability by reason of being such holders, and the common stock, par value $0.01 per share ("Common Stock"), issuable upon conversion of the Series A Shares will be duly authorized, and when issued, will be validly issued, fully paid and non-assessable.

                    (j)  Deloitte & Touche LLP, who are
certifying the financial statements filed with the Commission as a part of the Registration Statement, are independent public accountants as required by the Securities Act and the Rules.

                    (k)  The issuance of the Rights Certificates
and the Securities and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of the Rights Certificates and this Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or give rise to rights of termination under, any deed of trust, lease, sublease, the Certificate of Incorporation or by-laws of the Company or any of its subsidiaries, or any indenture, mortgage, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries, or its or their property is bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries, or the properties or operations of any of them.

                    (l)  416,667 shares of Series A Preferred
Stock issued to Ivaco and members of management of the Company on July 30, 1996, are the only shares of Series A Preferred Stock issued and outstanding.

                    (m)  Except as disclosed in public filings,
the Company has no agreements or arrangements with its management or directors.

                    (n)  As of June 30, 1996, the Company's net
assets total $11,442,000, its retained earnings (deficit) totals ($7,391,000), its stated capital totals $54,081,000 and its capital in excess of par totals $247,000. All such amounts are subject to audit.

                    (o)  The Prospectus does not and all
documents filed by the Company with the Securities and Exchange Commission since January 1, 1994, did not at the time of filing, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

                    (p)  No consent is necessary for the
consummation of the transactions contemplated hereby which has not been obtained.

                    (q)  The Company has not given registration
rights to any person other than Ivaco and certain members of management in connection with the purchase of 50,000 shares of Series A Preferred Stock contemporaneously with the execution hereof.

                    (r) There are no restrictions or limitations on the payment of dividends on the Series A Preferred Stock which are more onerous than the limitations under the Financing
Agreements dated October 1, 1976, between the City of Alton,
Illinois and the Company except under Delaware General
Corporation Law.

                    (s)  Amendments and waivers with respect to
the Loan and Security Agreement dated as of September 7, 1994, as amended, among certain financial institutions named therein, Bank America Business Credit, Inc., as Agent, the Company and certain subsidiaries of the Company shall remain in effect at the completion of the Rights Offering.

                    (t)  No event of default shall be existing
under any indebtedness for borrowed money of the Company or any or its subsidiaries or under any indenture, mortgage, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries, or any of their property is bound.

               2.2. Representations and Warranties of Ivaco. Ivaco represents and warrants to the Company that the purchase of the Series A Shares has been duly authorized and this Agreement represents the legal, valid and binding obligation of Ivaco, enforceable in accordance with its terms and conditions and Ivaco has as of the date of this Agreement, the financial wherewithal to honor its commitments hereunder.

                           ARTICLE III

                         RIGHTS OFFERING

          The Company will distribute at no charge to holders of its Common Stock transferable subscription rights (each, a "Right"), with each such Right entitling the holder thereof to subscribe for and to purchase Series A Preferred Stock, all on the terms and conditions set forth in the registration statement filed with the Commission on ______________, 1996.

                           ARTICLE IV

                    COVENANTS OF THE COMPANY

          In further consideration of the agreements of Ivaco herein contained, the Company covenants as follows:

               4.1 Effectiveness of Registration Statement. The Company will use its best efforts to cause the Registration Statement to become effective and will advise Ivaco immediately, and confirm the advice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed,
(ii) of the necessity of amending or supplementing the Prospectus or any amended Prospectus in order to then meet the requirements of the Securities Act, (iii) of any request of the Commission for amendment or supplementation of the Registration Statement or Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary or amended preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and to obtain as soon as possible the lifting thereof, if issued.

               4.2 Compliance with Exchange Act. The Company will comply to the best of its ability with the Securities Act and the Rules and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder so as to permit the continuance of sales of, and dealings in, the Securities under the Securities Act and the Exchange Act.
Subject to the provisions of subsection (a) of this Section 4.5, if at any time when a Prospectus is required to be delivered under the Securities Act (i) an event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading or to make the Prospectus comply with the Securities Act or (ii) the proposed offering of the Securities makes it necessary to amend or supplement the Prospectus, the Company promptly will amend or supplement the Prospectus (and if a Post-Effective Amendment to the Registration Statement is necessary in connection therewith, will promptly prepare and file the same and will use its best efforts to cause the same to become effective) as necessary to permit the lawful use of the Prospectus in connection with the distribution of the Securities.

               4.3 Blue Sky Compliance. The Company will comply to the best of its ability with applicable blue sky laws so as to permit the continuance of sales of and dealings in the Series A Shares thereunder. The Company, however, shall not be obligated to qualify as a foreign corporation or file any general consent to service of process under the laws of any such jurisdiction or subject itself to taxation as doing business in any such jurisdiction. The Company will take the necessary action to qualify the Securities in connection with the offer and sale thereof by the Company, under the laws of such jurisdictions as may be deemed advisable by the Company in respect of the offer of the Securities to the holders of its Common Stock.

               4.4 Earnings Statement. The Company will make generally available to its security holders as soon as possible, but no later than 45 days after the close of the period covered thereby (or 90 days if the period ends December 31), an earnings statement (in form complying with the provisions of Rule 158 of the regulations promulgated under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

               4.5 Costs and Expenses. The Company will pay and bear all costs and expenses in connection with (i) the preparation and filing with the Commission of the Registration Statement (including financial statements and exhibits), preliminary prospectuses and Prospectus and any amendments or supplements thereto, (ii) the issue and delivery of the Series A Shares hereunder to Ivaco and (iii) the qualifying of the Securities under the laws of certain jurisdictions as aforesaid, including filing fees and fees and disbursements of counsel in connection therewith.

               4.6 Authorized Shares. The Company will maintain the exerciseability of the Rights in accordance with the terms of the Rights Offering, including, but not limited to, maintaining at all times sufficient reserved, authorized but unissued shares of Series A Preferred Stock for issuance upon exercise thereof.

               4.7 Specific Performance. Because the breach or anticipated breach of the covenants provided for in this Section 4 will result in immediate and irreparable harm and injury to Ivaco, for which it will not have an adequate remedy at law, the Company agrees that Ivaco shall be entitled to relief in equity, including but not limited to specific performance, to remedy such breach or anticipated breach and to seek any and all other legal and equitable remedies to which Ivaco may be entitled.

                            ARTICLE V

               CONDITIONS TO OBLIGATIONS OF IVACO

          The obligations of Ivaco to purchase and pay for the Series A Shares which they have agreed to purchase hereunder are subject to the accuracy (as of the date hereof and the Closing
Date) of and compliance with the representations and warranties of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions.

               5.1 Legal Opinion. Prior to the purchase and sale of the Series A Preferred Stock contemplated hereby, the Company will deliver a legal opinion of its counsel, similar in substance to the form of Exhibit B to the Stock Purchase Agreement dated July 30, 1996 by and between Ivaco and the Company.

               5.2  Certificate of Officer.  Prior to the
purchase and sale of the Series A Preferred Stock contemplated hereby, Ivaco shall have received a certificate signed by an officer of the Company, subject to no qualification, certifying that the representations and warranties of the Company contained herein are true and correct.

          In case any of the conditions specified above in this
Article V shall not have been fulfilled, this Agreement may be terminated by Ivaco on notice to the Company.

                           ARTICLE VI

                         INDEMNIFICATION

               6.1 Indemnification of Ivaco. The Company will indemnify and hold harmless Ivaco and its respective directors, officers, employees and agents, and each person, if any, who controls Ivaco within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages and liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, the "Losses"), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law, or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Company will not be liable to the extent that such loss, claim, damage or liability is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of Ivaco expressly for use in the document. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

               6.2 Indemnification of the Company. Ivaco will indemnify and hold harmless the Company and its directors, officers, employees and agents, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, to the same extent as the foregoing indemnity from the Company to Ivaco, but only insofar as Losses arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in or in reliance on and in conformity with information furnished in writing to the Company, by or on behalf of Ivaco expressly for use in preparation of the documents in which the statement or omission is made or alleged to be made. This indemnity agreement will be in addition to any liability that Ivaco might otherwise have.

               6.3  Control of Litigation.  Promptly after
receipt by an indemnified party hereunder of notice of any claim or the commencement of any action by a claimant not an indemnified party hereunder ("Third-Party Claim"), the indemnified party shall, if a claim for indemnification in respect thereof is expected to be made by such indemnified party against an indemnifying party, promptly notify such indemnifying party in writing of such Third-Party Claim as soon as is reasonably practicable after said claim is actually known to the indemnified party; provided, however, that the right of an indemnified party to be indemnified hereunder in respect of Third-Party Claims shall not be adversely affected by such indemnified party's failure to notify the indemnifying party of such Third-Party Claim unless, and then only to the extent that, an indemnifying party is actually damaged or suffers any Loss or incurs any additional expense as a result thereof. The omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under law or otherwise than under this
Section 6.3. If any such Third-Party Claim is brought against an indemnified party, and it promptly notifies the indemnifying party thereof, the indemnifying party shall be entitled to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party provided that the indemnifying party notifies the indemnified party of its election to assume the defense of such claim within twenty (20) days of receipt of notice of the claim from the indemnified party. After the indemnifying party gives notice to the indemnified party of its election to assume the defense of such Third-Party Claim, (i) except as set forth below, the indemnifying party shall not be liable to the indemnified party for any legal or other expense subsequently incurred by the indemnified party in connection with the defense thereof,
(ii) the indemnifying party shall not be liable for the costs and expenses of any settlement of such claim or action unless such settlement was effected with the written consent of the indemnifying party, which shall not be unreasonable withheld, or the indemnified party waived any rights to indemnification hereunder in writing, in which case the indemnified party may effect a settlement without such consent at its own cost and expense, and (iii) the indemnified party shall be obligated to cooperate with the indemnifying party in the investigation of such claim or action and shall not unreasonably prejudice the indemnifying party's subrogation rights. The indemnified party will have the right to employ its counsel in any such action, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party has not in fact employed counsel to assume the defense of such action within twenty (20) days after receiving notice of the commencement of the action, in each of which cases the fees and expenses of counsel will be at the expense of the indemnifying party or parties. All such fees and expenses will be reimbursed promptly as they are incurred.

                           ARTICLE VII

                    MISCELLANEOUS PROVISIONS

               7.1 Notice. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered either by courier or fax delivery to the party for whom it is intended, provided that a copy thereof is deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail, bearing the address shown in this Section 7.1 for, or such other address as may be designated in writing hereafter by, such party:

               If to Ivaco:

               Ivaco Inc.
               Place Mercantile
               770 Rue Sherbrooke Ouest
               Montreal, Quebec,
               Canada H3A 1G1

               With a copy to:

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, New York 10004-1980
               Attention: Jeffrey Bagner

               If to the Company:

               Laclede Steel Company
               One Metropolitan Square
               211 North Broadway
               St. Louis, Missouri 63102-2738
               Attention: Michael H. Lane

               With a copy to:

               Bryan Cave LLP
               One Metropolitan Square, Suite 3600
               St. Louis, Missouri 63102
               Attention: Frank P. Wolff, Jr.

               7.2 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings relative to such subject matter.

               7.3  Assignment; Binding Agreement.  This
Agreement and various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Ivaco, its successors, and assigns and the Company, its successors, and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned (by operation of law or otherwise) by either of the Parties hereto without the prior written consent of the other party (which consent shall not be unreasonably withheld), except that Ivaco shall have the right to transfer and assign its rights hereunder to purchase the Series A Shares and any other rights or benefits afforded to it by this Agreement to any entity which at the time of such transfer and assignment is controlled by Ivaco. The parties agree that Ivaco can assign its rights hereunder to any third party.

               7.4 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

               7.5 Headings; Interpretation. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Each reference in this Agreement to an Article, Section, Schedule or Exhibit, unless otherwise indicated, shall mean an Article or a Section of this Agreement or a Schedule or Exhibit attached to this Agreement, respectively. References herein to "days", unless otherwise indicated, are to consecutive calendar days. Both parties have participated substantially in the negotiation and drafting of this Agreement and agree that no ambiguity herein should be construed against the draftsman.

               7.6 Termination of the Agreement. If the closing of the transactions contemplated by this Agreement has not occurred, this Agreement may be terminated by a party hereto without further liability or obligation if (a) such party is not in breach or violation hereof and (b) the conditions to such party's obligations at Closing have not been satisfied by December 31, 1996.

               7.7 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Delaware, without reference to its choice of law rules.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.



                              IVACO INC.



                              By:
                                  -------------------------------
                                  Name:  Paul Ivanier
                                  Title: President and Chief
                                            Executive Officer



                              LACLEDE STEEL COMPANY

                              By:
                                  -------------------------------
                                  Name:  John B. McKinney
                                  Title: President and Chief
                                            Executive Officer